                                                                   EXHIBIT 23.14



                                    CONSENT


To the Board of Directors
StanCorp Financial Group, Inc.
Portland, Oregon

     I hereby consent to act as a Director of StanCorp Financial Group, Inc. (the "Company") upon being duly elected to that position. I also consent to the inclusion of my name in the Company's Registration Statement on Form S-1 relating to the initial public offering of shares of its common stock as a nominee or person chosen to become a Director of the Company.



/s/ E. Kay Stepp
-------------------------
Name: E. Kay Stepp

September 28, 1998